EXECUTION COPY

                                MERGER AGREEMENT

                                  July 13, 2000


     The parties to this agreement are Youthstream Media Networks, Inc., a Delaware corporation ("Youthstream"); W3T Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Youthstream ("W3TCO"); W3T.com, Inc., a Massachusetts corporation (the "Company"); and the other signatories to this agreement (collectively, the "Stockholders"), who own all of the Company's outstanding stock.


     The Company is engaged in the business of owning and operating an Internet website (the "Business"). The parties wish to provide for the acquisition of the Company by Youthstream through the merger of W3TCO into the Company and the conversion of the Company's outstanding shares into common stock of Youthstream having an aggregate Market Price (as defined in section 2.1(c)) of $5,400,000 ($6 million less $600,000 payable by the Company to its broker).


     For U.S. Federal income tax purposes it is intended that the merger qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986 (the "Code") pursuant to which no gain or loss will be recognized by the parties upon consummation of the merger.


     It is therefore agreed as follows:

     1. Merger; Provisions Relating to Surviving Corporation.

        1.1 Certificate of Merger. Contemporaneously with the closing under this agreement, a duly executed certificate of merger providing for the merger of W3TCO into the Company shall be delivered for filing to the Secretary of State of Delaware. The merger shall become effective upon the filing of the certificate of merger in Delaware (the "Effective Time").

        1.2 Merger. At the Effective Time, W3TCO shall be merged into the Company pursuant to the Delaware General Corporation Law and the Massachusetts General Laws, and the separate existence of W3TCO shall cease. The Company shall be the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the Massachusetts General Laws.

        1.3 Articles of Organization and By-Laws. The articles of organization of the Company in effect at the Effective Time shall be the articles of organization of the Surviving Corporation until amended. The by-laws of W3TCO in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until amended.

        1.4 Directors and Officers. Upon consummation of the merger, the directors and officers of the Surviving Corporation shall be as set forth on schedule 1.4, to serve in accordance with the by-laws.

     1.5 Closing. The closing under this agreement shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 (or at such other place as the parties may agree upon in writing) simultaneously with the execution of this agreement. The date of the closing is referred to in this agreement as the "Closing Date." At the closing, the parties shall execute and deliver the documents referred to in section 6.

     2. Conversion of Shares and Related Provisions.

     2.1 Conversion of Shares.

        (a) At the Effective Time, (i) each share of the Company's common stock that is then issued and outstanding automatically shall cease to be outstanding and shall be converted into 766,286 shares of Youthstream common stock (the aggregate number of shares of Youthstream common stock into which the Company's common stock shall be converted having been determined by dividing $4,628,367 by the Market Price (as defined below) and (ii) each share of the Company's series A convertible preferred stock that is then issued and outstanding automatically shall cease to be outstanding and shall be converted into 127,754 shares of Youthstream common stock (the aggregate number of shares of Youthstream common stock into which the Company's common stock shall be converted having been determined by dividing $771,633 by the Market Price). Any calculation of shares that equates to a fractional number of shares shall be rounded to the nearest whole number. After the Effective Time, the holders of the Company's shares shall have no rights with respect to those shares except to receive, at the time and in the manner provided in section 2.2, the shares of Youthstream common stock into which they are converted. The number of shares of Youthstream common stock to be issued to each common and preferred stockholder of the Company is set forth on schedule 2.1.

        (b) At the Effective Time, each share of common stock of W3TCO that is then issued and outstanding automatically shall be converted into one issued and outstanding share of common stock of the Surviving Corporation.

        (c) As used in this agreement, the term "Market Price" means $6.04 a share (the average closing price of Youthstream common stock on NASDAQ at the close of business on each trading day during the thirty day period ended July 10, 2000).

     2.2 Delivery of Youthstream Stock; Payment to Broadview International LLC.

        (a) At the closing, Youthstream, the Stockholders, and American Stock Transfer Trust Company, as escrow agent (the "Escrow Agent"), shall execute and deliver an escrow agreement in the form of exhibit 2.2(a) (the "Escrow Agreement"), and at the Effective Time, Youthstream shall issue, and shall deliver to the Escrow Agent a certificate for, the total number of shares of Youthstream common stock into which the Company's shares of common stock and preferred stock have been converted, to be held by the Escrow Agent as security for the Stockholders' indemnification obligations under section 7.2 of this agreement.


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        (b) At the Effective Time, subject to the receipt of a release from
Broadview International, LLC ("Broadview") in the form of exhibit 2.2(b), Youthstream shall issue and deliver to Broadview shares of Youthstream common stock having an aggregate Market Price of $300,000 and the Company shall pay to Broadview, by certified or bank check or by wire transfer, the sum of $300,000.

        2.3 Tax Consequences of the Merger. The merger is intended to qualify as a reorganization under section 368 of the Code pursuant to which no gain or loss will be recognized by the parties upon consummation of the merger. None of the parties shall take any action that would cause the transaction to fail to qualify as a reorganization under section 368 or report the merger for federal and state income tax purposes in a manner inconsistent with that characterization.

     3. Representations and Warranties by the Company and the Stockholders. Subject to the provisions of section 7.3, the Company and the Stockholders represent and warrant to Youthstream and W3TCO as follows:

        3.1 Organization and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the law of Massachusetts and has the full corporate power and authority to own, lease and operate its properties as it now does and to carry on its business as it is presently being conducted. The Company is duly qualified and in good standing in each jurisdiction in which the property owned or leased by it or the nature of the activities conducted by it requires qualification, except where the failure to so qualify would not have a material adverse effect on the Company's assets or financial condition. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        3.2 Authorization of Agreement. The execution, delivery and performance of this agreement by the Company have been duly authorized by all requisite corporate action of the Company. Each of the Stockholders has the full right to enter into and perform his or her obligations under this agreement and under the Escrow Agreement. This agreement constitutes a valid and binding obligation of the Company, and this agreement and the Escrow Agreement constitute valid and binding obligations of each of the Stockholders, in each case enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        3.3 Consents of Third Parties. The execution, delivery and performance of this agreement by the Company and the Stockholders and the execution, delivery and performance of this agreement and the Escrow Agreement by the Stockholders do not and will not (i) conflict with the certificate of incorporation or by-laws of the Company or conflict with, result in the breach or termination of, constitute a default under, or increase or accelerate any obligation under, any lease, agreement, commitment or other instrument (including, but not limited to, any option plan), or any order, judgment or decree, to which the Company or any of the Stockholders is a party or


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


by which the Company, the Business, any of the assets of the Company or any of the Stockholders is bound; (ii) constitute a violation by the Company or any of the Stockholders of any law, regulation, order, writ, judgment, injunction or decree applicable to any of them; (iii) result in the creation of any claim, lien, security interest, charge or encumbrance ("Liens") upon any of the assets of the Company; or (iv) adversely affect the operation of the Business in any material respect. Except as set forth on schedule 3.3, no consent, approval or authorization of, or designation, declaration or filing with, any court or governmental authority or any other person or entity is required on the part of the Company or any of the Stockholders in connection with the execution, delivery and performance of this agreement by the Company or of this agreement or the Escrow Agreement by the Stockholders.

     3.4 Capitalization; Ownership of the Company's Stock.

         (a) The Company's authorized capitalization consists of 2,000,000 shares of common stock, no par value, of which 1,225,225 shares are issued and outstanding as of the date of this agreement, and 91,230 shares of series A preferred stock, no par value, of which 91,230 shares are issued and outstanding as of the date of this agreement. All the Company's outstanding shares were duly authorized for issuance, were validly issued, and are fully paid and nonassessable. There are no outstanding options, warrants or rights of any kind to acquire any shares of the Company of any class (all of the Company's previously outstanding stock options having been cancelled without cost and without the Company incurring any liability or obligation) and there are no outstanding securities convertible into any shares of the Company of any class, and there are no obligations to issue any such options, rights or securities. There is no existing arrangement that requires or permits any shares of the Company to be voted by or at the discretion of anyone other than the record owner and there are no restrictions of any kind on the transfer of any of the Company's outstanding shares, except restrictions under the stockholders agreement referred to in section 5.7 (which is being terminated as provided in that section) and those imposed by applicable United States federal and state securities laws.

         (b) Each of the Stockholders is the record and beneficial owner of the number of shares of the Company's outstanding common and preferred stock set forth on schedule 3.4, in each case free and clear of any Liens.

         3.5 Financial Statements. Schedule 3.5 contains unaudited balance sheets of the Company as of December 31, 1999 and May 31, 2000, together with the related statements of operations and statements of cash flows and of shareholders equity for the year and the five month periods then ended. All of the financial statements contained in schedule 3.5 conform to the books and records of the Company as prepared in the ordinary course of business, and present fairly the Company's financial position and the results of its operations as of the dates and for the periods indicated in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis. All such financial statements show, to the extent required by GAAP, all of the Company's income and expenses during the periods covered. All of the Company's books of account have been exhibited or made available to Youthstream and those books of account have been maintained in accordance with good business


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practice on a consistent basis and accurately record all transactions of the
Company during the periods covered by them. All of the Company's accounts receivable outstanding as of the date of this agreement arose from bona fide transactions in the ordinary course of the business and none of them is subject to any defense, counterclaim or setoff, and none of the Stockholders has any reason to believe that any of them will not be collected in full when due.

         3.6 Absence of Undisclosed Liabilities. The Company does not have any liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under leases, commitments and other agreements entered into in the ordinary course of business (which, to the extent required by section 3.13, are listed on schedule3.13), (b) the trade accounts payable and accrued expenses as of May 31, 2000 listed on schedule 3.6, each of which was incurred in the ordinary course of business, and (c) other trade accounts payable and accrued expenses incurred in the ordinary course of business after May 31, 2000 which in the aggregate do not exceed $300,000. None of the Stockholders knows of any basis for the assertion against the Company of any liability as of the date of this agreement that is not listed on schedule
3.6 (other than the liabilities referred to in clauses (a) and (c) of the immediately preceding sentence).

         3.7 Absence of Certain Changes. Since January 1, 2000, the Company has operated its business in the ordinary course and consistent with past practice, and, except as set forth on schedule 3.7:

            (a) the Company has not entered into any transaction or incurred any liability or obligation other than in the ordinary course of business;

            (b) there has been no material adverse change in the condition (financial or otherwise), business, operations or assets of the Company;

            (c) the Company has not sold or transferred any assets other than in the ordinary course of business and other than assets that have been replaced with other assets of equal or greater value;

            (d) the Company has not incurred any liability that was unusual in nature or amount or any indebtedness other than indebtedness to trade creditors incurred in the ordinary course of business;

            (e) the Company has not made any distribution on or acquired any of its stock or, directly or indirectly, made any other payment of any kind or any loan to or on behalf of the Stockholders, any member of the Stockholders' families, or any entity controlled by the Stockholders or any member of their families;

            (f) the Company has not granted or agreed to grant any general increase in any rate or rates of salaries or compensation or in benefits of any kind to its employees or any specific increase in the salary of or compensation to any employee whose total salary and compensation after such increase would be at an annual rate in excess of $35,000;


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


            (g) the Company has not made any change in its accounting methods or principles (or the application of those methods or principles) or introduced any material new method of management, operations or accounting;

            (h) the Company has not established any new employee benefit plan (as defined in section 3.24), amended or modified any existing employee benefit plan, or incurred any obligation or liability under any employee benefit plan materially different in nature or amount from obligations or liabilities incurred during similar periods in prior years; and

            (i) the Company has not entered into any employment, bonus or deferred compensation agreement with any of its directors, officers or other employees.

     3.8 Taxes.

         (a) The Company has timely filed all foreign, federal, state and local income, gross receipts, personal property, commercial rent, sales and use and other tax returns, reports and information returns (including any related or supporting information) required by law to be filed by it and each of those tax returns is correct and complete in all material respects. All taxes owed by the Company (whether or not shown on any tax return) have been paid. The Company has paid, or made provisions in its financial statements referred to in section 3.5 for payment of, all taxes accrued through the date of its most recent financial statement referred to in section 3.5. All taxes that are or were required by law to be withheld or collected by the Company have been duly withheld or collected and paid to the proper tax authority. The Company does not have any tax liability of any kind that is reasonably likely to result in a Lien on any of its assets.

         (b) No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. None of the Company's tax returns has been audited by any tax authority. There exist no pending or, to the best of the knowledge of the Company or any of the Stockholders, proposed tax assessments, suits, actions, claims, audits, investigations or inquiries by any tax authority with respect to the business or assets of the Company or against the Company or, with respect to the Company, any of its directors, officers, employees or independent contractors. There are no tax liens on any of the Company's assets. The Company (including any person acting on behalf of the Company) has not given nor been requested to give waivers or extensions of any statute of limitations relating to payment of taxes of the Company or for which the Company may be liable and no other party has given or been requested to give such waivers or extensions with respect to taxes for which the Company may be liable.

         (c) As used in this agreement, the terms "tax" and "taxes" mean any federal, state, local, foreign or other governmental income, profits, franchise, sales, use, payroll, withholding, occupation, property, excise, transfer or other taxes, including any related interest, penalties and statutory additions.

     3.9 Title to Assets. Except as set forth on schedule 3.9 and except for the lien, if any, of current taxes not yet due and payable, the Company has


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


valid title, free and clear of any Liens, to all the assets, tangible and intangible, used in or needed to conduct the Business, and those assets will be sufficient to enable the Surviving Corporation to continue after the Effective Time to operate all aspects of the Business in the manner in which it has been operated by the Company. The Company does not owe any amount to, or have any contract with or commitment to, or use any property (real or personal) in its business owned or leased by, any of the Stockholders or any director, officer, employee, agent or representative of the Company, or any of their respective affiliates.

     3.10 Personal Property. Schedule 3.10 lists all of the equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property having an individual value greater than $2,500 owned or leased by the Company and all interests therein. All equipment and other tangible assets owned or used by the Company are in good operating condition and in good condition of maintenance and repair, ordinary wear and tear excepted, are suitable for their present uses and purposes, and conform in all material respects with all applicable ordinances, rules and regulations and all building, zoning and other laws.

     3.11 Real Property. The Company does not own any real property. Schedule
3.11 contains a list and brief description of all real properties used or leased by the Company. To the best of the knowledge of the Company and the Stockholders, all improvements on the real properties used by the Company are in compliance in all material respects with all applicable laws, ordinances, regulations and orders, including, but not limited to, those applicable to zoning, environment and the establishment and maintenance of working conditions for labor, and all of the buildings and structures on those properties are in good condition of maintenance and repair and are adequate, sufficient and suitable for their present uses and purposes. The transactions contemplated by this agreement will not adversely affect the Surviving Corporation's right to use those properties for the same purpose and to the same extent as they were being used by the Company prior to the date of this agreement.


     3.12 Litigation; Compliance with Laws. There is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of the Company and the Stockholders, threatened, or any order, injunction or decree outstanding, against the Company or any of its properties or assets. Neither the Company nor any of the Stockholders knows of any basis for future claims, litigations, proceedings or investigations against the Company or any of its properties or assets. The Company is not in violation of any law, regulation or ordinance, or any other requirement of any governmental body or court, and no notice has been received by the Company or any of its officers or directors alleging any such violation. The Company is not engaged in any dispute with any of its advertisers, customers, suppliers, or anyone else with which the Company has a significant business relationship, and the Company has good relationships with all of them.


     3.13 Lists of Agreements, etc. Schedule 3.13 contains a true and complete list of complete list of: (a) all of the Company's commitments and other agreements for the purchase or manufacture of any products, materials, supplies or equipment, other than commitments and other agreements that were entered into in the ordinary course of


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business and involve an expenditure of less than $5,000 for any one commitment or two or more related commitments; (b) all notes and agreements relating to any indebtedness of the Company, any guaranties by the Company of the indebtedness of other persons, and any off-balance sheet financing or interest rate or currency swaps, caps, collars or other derivative agreements of the Company; (c) all leases or other rental agreements under which the Company is either lessor or lessee that call for annual lease payments in excess of $5,000 individually or are otherwise material to the Company's operations or business; (d) all the Company's employment and consulting agreements that provide for compensation in excess of $35,000 a year; (e) all commitments and other agreements limiting the Company's freedom to engage in any line of business or to compete with any other person; (f) all agreements for the sale, lease, license or rental by or to the Company of any copyright (including agreements pursuant to which rights are reserved by authors or creators of works), patent or trademark and all agreements requiring the payment by the Company of any royalty; and (g) all other agreements, commitments and understandings (written or oral) that require payment by or to the Company of more than $5,000 or cannot be terminated by the Company on less than 30 days notice without liability. True and complete copies of all of the leases, commitments and other agreements referred to on schedule
3.13 have been delivered to Youthstream.

         3.14 Status of Agreements. All of the Company's leases, agreements and commitments were entered into in the ordinary course of business of the Company. Each of the leases, agreements and commitments referred to in section 3.13 is presently in full force and effect in accordance with its terms and the Company is not in default, and, to the best of the knowledge of the Company and each of the Stockholders, no other party is in default under any of the provisions of any of those agreements and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or, to the best of the knowledge of the Company and each of the Stockholders, any other party to any of those agreements. Each of the leases, agreements, and commitments referred to in section 3.13 is valid and binding upon and enforceable against the Company, and to the best of the knowledge of the Company's and each of the Stockholders, each of the other parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. No party to any of the leases, agreements or commitments referred to in section 3.13 has made or asserted to the Company or, to the best of the knowledge of the Company and each of the Stockholders, has any defense, setoff or counterclaim under any of those agreements, commitments or orders or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and neither the Company nor any of its officers or directors has received any notice to that effect.

         3.15 Employees.

              (a) Schedule 3.9(a) contains a true and complete list of the names, positions, hire dates and annual or hourly compensation of all employees of the Company and a description of vacation policies, sick leave policies, and bonus, incentive compensation and group insurance plans for the benefit of those employees. Except as set forth on Schedule 3.9(a), no employee of the Company is owed any wages, benefits or other compensation for past services, other than wages and benefits accrued in


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the ordinary course of business during the current pay period and accrued vacation. Except as set forth on schedule 3.9(a), the Company does not have any severance policy and no employee of the Company is entitled to any severance payment, either by law or by agreement, upon the termination of his or her employment. To the best of the knowledge of the Company and the Stockholders, the transactions provided for in this agreement will not give rise to any liability of the Company or the Surviving Corporation for severance pay or termination pay to any employee of the Company or trigger any payments of any kind to any employee of the Company in his capacity as an employee. No employee of the Company is represented by any union or other collective bargaining agent and there are no collective bargaining or other labor agreements with respect to those employees.

              (b) Schedule 3.9(a) contains a true and complete list of the names the annual, weekly or hourly compensation, and the job descriptions, of all persons that the Company currently engages as independent contractors. All such persons are properly characterized as independent contractors and neither the Internal Revenue Service nor any other governmental agency has asserted any claim to the contrary and, to the best of the knowledge of the Company or the Stockholders, there is no pending investigation by any governmental agency relating to the Company's practice of engaging independent contractors.

         3.16 Labor Disagreements. Except as set forth on schedule 3.16, (a) to the best of the knowledge of the Company and each of the Stockholders, the Company is in compliance with all applicable laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no (and has never been any) unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of the Company and each of the Stockholders, none is or has been threatened; and
(c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Company and, to the best of the knowledge of the Company and each of the Stockholders, none is or has been threatened.

         3.17 Restrictive Documents, etc. The Company is not subject to, or a party to, any lease, license, permit, agreement or other commitment, instrument, order, judgment or decree, or any other restriction of any kind, that materially and adversely affects its business practices or operations or any of the assets of the Company or that would prevent its compliance with the terms, conditions and provisions of this agreement or the continued operation of the Business by the Surviving Corporation after the Effective Time on substantially the same basis as it has been operated since January 1, 2000.

         3.18 Environmental Matters. The Company is not in violation of any federal, state or local law, regulation, rule, order, decree, ordinance or common law relating to pollution, the protection of human health or the environment.

         3.19 Permits and Licenses. The Company has all permits, licenses, franchises and other authorizations ("Licenses") necessary for the conduct of the Business and all such Licenses are valid and in full force and effect. All Licenses held by

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the Company that are material to the Company or the Business are listed on schedule 3.19.

         3.20 Banks; Powers of Attorney. Schedule 3.20 sets forth (a) the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto and (b) the names of all persons to whom the Company has granted a power of attorney, together with a description thereof. The Company has provided Youthstream with true and complete copies of all bank statements received by it during the twenty-four months prior to the date of this agreement.

         3.21 Intangible Property. Schedule 3.21 contains a complete list of the trademarks, trade names, copyrights and logos used by the Company. The Company owns, free and clear of any Liens, or otherwise has valid rights to use, each of the trademarks, trade names, copyrights and logos (including registrations and applications for registration of any of them) listed on schedule 3.21, and they constitute all of the trademarks, copyrights, trade names and logos necessary for the continued operation of the Business in a manner consistent with past practices. The Company is not infringing upon any trademark, trade name, copyright or other rights of any third party and no proceedings are pending or threatened and no claim has been received by the Company alleging any such violation. To the best of the knowledge of the Company and the Stockholders, there is no violation by others of any right of the Company with respect to any trademark, trade name or copyright.

         3.22 Software and Databases. The Company owns or possesses adequate licenses or other rights to use all computer software used by it. Schedule 3.22 contains a list of all such software. Any license of the Company to use any software is valid and does not infringe on the property rights of any third party. The Company has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases or in any of its mailing lists, advertiser lists or member lists.

         3.23 Insurance. The Company maintains policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are customary in the industry. Schedule
3.23 contains a complete list of all of the insurance policies held by the Company, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date and expiration date. True and complete copies of all of those policies have been delivered to Youthstream.

         3.24 ERISA. Except as set forth on schedule 3.15, the Company is not a party to or bound by or liable with respect to any "employee benefit plan," within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, or any other employee benefit plan, program or policy.

         3.25 Expenses Related to this Agreement. Except as set forth in section 8.1, the Company has not paid any expenses related to the negotiation or preparation of this agreement or the transactions contemplated by this agreement or any broker's, finder's or similar fee relating to the transactions contemplated by this agreement.


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


         3.26 Transactions with Affiliates. Except as set forth on schedule 3.26, during the twelve months preceding the date of this agreement the Company has not engaged in any transaction with any of the Stockholders or any of their respective affiliates.

         3.27 Website Statistics. Schedule 3.27 contains true and complete information with respect to the number of unique users, of the Company's web site, and the number of visits, visit lengths and documents requested for May 2000.

         3.28 No Misrepresentation. No representation or warranty by the Company or the Stockholders in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading. All of the representations and warranties of the Company and the Stockholders shall be true as of the Effective Time.

         4. Representations and Warranties by W3TCO and Youthstream. W3TCO and Youthstream jointly and severally represent and warrant to the Company and the Stockholders as follows:

            4.1 Organization. Each of W3TCO and Youthstream is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has the full corporate power to enter into and to perform this agreement.

            4.2 Authorization of Agreement. The execution, delivery and performance of this agreement by W3TCO and Youthstream have been duly authorized by all requisite corporate action of each of them. This agreement constitutes a valid and binding obligation of W3TCO and Youthstream, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The authorized capital stock of W3TCO consists of 1000 shares of common stock, $.01 par value per share, 100 of which are issued and outstanding and owned by Youthstream.

            4.3 Consents of Third Parties. The execution, delivery and performance of this agreement by each of W3TCO and Youthstream will not (a) conflict with W3TCO's or Youthstream's certificate of incorporation or by-laws and will not conflict with, result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which either of them is a party or by which either of them is bound, or (b) constitute a violation by it of any law, regulation, order, writ, judgment, injunction or decree applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any court or governmental authority is required on the part of W3TCO or Youthstream in connection with the execution, delivery and performance of this agreement.

            4.4 Validity of Shares. The shares of Youthstream common stock to be issued and delivered to the Stockholders as provided in section 2 will be duly authorized, validly issued, fully paid and non-assessable.

            4.5 SEC Reports.

                (a) Youthstream has filed all forms, reports, statements and other documents required to be filed with the Commission as of the date hereof (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

                (b) Except as disclosed in the SEC Reports or in Company press releases, since March 31, 2000, there has been no material adverse change in the business of Youthstream and its subsidiaries taken as a whole.

            4.6 No Misrepresentation. No representation or warranty by W3TCO or Youthstream in this agreement (including the schedules and exhibits to this agreement) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in this agreement (including the schedules and exhibits to this agreement) not misleading. All of the representations and warranties of W3TCO and Youthstream shall be true as of the Effective Time.

            5. Further Agreements of the Parties.

            5.1 Covenants Against Competition, Solicitation and Disclosure.

                (a) To accord to Youthstream the full value of its purchase, for a period of five years after the Effective Time neither Gerald Croteau nor Eugene Bellotti (the "Restricted Stockholders") may directly or indirectly engage, or be interested in (as owner, shareholder, partner, member, individual proprietor, director, officer, employee, manager, lender, agent consultant or otherwise) any business or entity that engages, anywhere in the world, in the business of developing or operating an Internet website or portal targeted primarily to individuals between the ages of 13 and 18; provided that this restriction shall not prevent the Restricted Stockholders from owning as a passive investor less than 5% of a publicly traded company.

                (b) For a period of five years after the date of this agreement, none of the Restricted Stockholders may directly or indirectly employ or solicit for employment or consulting, on his own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of Youthstream, the Company or any of Youthstream's other subsidiaries; provided that any advertisement in a newspaper of a general publication shall not be a breach of this agreement.

                (c) None of the Stockholders may at any time hereafter disclose to anyone, or use in competition with the Company or Youthstream or any of Youthstream's other subsidiaries, any information with respect to any confidential or secret aspect of the business or affairs of the Company, Youthstream or any of Youthstream's other subsidiaries, except information that: (i) becomes available to that Stockholder on a non-confidential basis from a source other than the Company or Youthstream (or their respective officers, directors, agents or employees), provided that such source is not known by the Stockholder to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or Youthstream; (ii) is now in the Stockholder's possession and is not known by the Stockholder to be subject to any confidentiality agreement with or other obligation of secrecy to the Company or Youthstream; (iii) becomes generally available to the public other than as a result of a disclosure by any of the Stockholders (or their agents or advisors) or (iv) is required to be disclosed by applicable law or court order, provided that, prior to any such disclosure Youthstream shall have been notified and that any such disclosure shall be limited to only the information necessary to satisfy the requirements of the applicable law or court order.

                (d) The Stockholders acknowledge that the remedy at law for any breach of the provisions of this section 5.1 will be inadequate and that, in addition to any other remedy Youthstream and the Company may have, they shall be entitled to an injunction restraining any breach or threatened breach, without the necessity of showing actual damages and without any bond or other security being required. If any court construes any covenant in this section 5.1 to be unenforceable in whole or in part, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforceable.

         5.2 Expenses. Except as expressly provided in this agreement, the Stockholders and Youthstream shall each bear their own expenses incurred in connection with the negotiation and preparation of this agreement and in connection with the transactions contemplated by this agreement. None of the expenses related to the negotiation and preparation of this agreement and in connection with the transactions contemplated by this agreement shall be borne by the Company, except as provided in section 2.2(b) and except that, if the merger provided for in this agreement is consummated, Youthstream shall bear the Company's legal fees and other expenses related to the transaction up to $50,000.

         5.3 Securities Act Matters.

                (a) The Company and the Stockholders recognize that the issuance of shares of Youthstream common stock under section 2 is intended to be exempt from registration under the Securities Act of 1933 (the "Securities Act"), by virtue of section 4(2) of the Securities Act. In that connection, each of the Stockholders represents and warrants to Youthstream that he or she is acquiring the Youthstream shares for his or her own account, for investment purposes only, and not with a view to the resale or distribution of those shares in whole or in part. Each of the Stockholders acknowledges that he or she understands that sales or transfers of the shares are restricted by the Securities Act and by certain state securities laws and that a legend referring to that restriction will be placed on the certificates representing the shares.

                (b) None of the Stockholders may sell or otherwise transfer the shares acquired by them pursuant to this agreement unless the transaction is registered under the Securities Act and applicable state securities laws or an exemption from registration is available. The Stockholders confirm that they understand that Youthstream is under no obligation to register the shares on their behalf or to assist them in complying with any exemption from registration (other than removing restrictive legends after the holding period under Rule 144 of the Securities Act has expired).

         5.4 Further Assurances. At any time and from time to time after the date of this agreement, each party shall, without further consideration, execute and deliver to the other parties such other instruments and take such other action as the others may reasonably request to carry out the transactions contemplated by this agreement.

         5.5 Post-Closing Payments. After the closing, each of the Stockholders shall, as promptly as practical, forward to the Company any amount received by him or her to which the Company is entitled and shall refer to the Company any telephone calls, letters and other communications that he or she may receive relating to the Business.

         5.6 Equipment Leases. As soon as practicable after the closing, Youthstream shall use reasonable efforts to arrange for the removal of Gerald Croteau as personal guarantor under the equipment leases listed as items IIIb-f (inclusive) on schedule 3.13; Youthstream's efforts shall include offering to serve as guarantor of the leases.

         5.7 Termination of Stockholders Agreement. Each of the Stockholders party to that certain Amended and Restated Stockholders Agreement dated January 19, 2000 among the Company and each of the Stockholders, by signature to this agreement, hereby terminates that Stockholders' Agreement and confirms that all rights and obligations under that agreement (including, but not limited to, rights of first refusal or other right to purchase the Company's stock) are discharged.

         5.8 Release. At the closing, each of the Stockholders shall deliver to Youthstream and the Company a release, in the form of Exhibit 5.8, that unconditionally and irrevocably releases the Company and Youthstream from any claim, liability or obligation arising prior to the closing (including, but not limited to, in respect of any shares of the Company's preferred stock).

      6. Documents to be Delivered at Closing.


         6.1 Documents to Be Delivered by the Company and the Stockholders. At the closing, the Company and the Stockholders shall deliver to Youthstream and W3TCO the following:

                (a) certificates representing all the issued and outstanding shares of the Company's common stock and preferred stock, registered in the names of the respective Stockholders and duly endorsed by the Stockholders in blank for transfer or accompanied by appropriate stock powers in blank duly signed by the Stockholders;

                (b) a copy of resolutions of the board of directors and the stockholders of the Company authorizing the execution, delivery and performance of this agreement by the Company, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                (c) the release referred to in section 5.8; and

                (d) an opinion of Hutchins, Wheeler & Dittmar, counsel to the Company and the Stockholders, in the form of exhibit 6.1(d).

            6.2 Documents To Be Delivered by W3TCO and Youthstream. At the closing, W3TCO and Youthstream shall deliver to the Stockholders the following:

                (a) a copy of resolutions of the boards of directors of Youthstream and W3TCO authorizing the execution, delivery and performance of this agreement by each of Youthstream and W3TCO, and a certificate of the secretary or assistant secretary of Youthstream and of W3TCO, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect; and

                (b) an opinion of Proskauer Rose LLP, counsel to Youthstream and W3TCO, in the form of exhibit 6.2(b).

            6.3 Additional Transactions at or following the Closing.

                (a) In addition to delivery of the documents referred to above, at the closing (i) the parties shall execute and deliver the Escrow Agreement and (ii) Youthstream shall deliver to the Escrow Agent the stock certificate referred to in section 2.2(a) and, upon receipt of the release referred to in section 2.2(b), shall issue and deliver the Youthstream stock and cause payment to be made as provided in section2.2(b).

                (b) Promptly after the closing, the Company shall pay the remaining balance of the Citizens Bank, Non-Negotiable Consumer Note Retail Installment Contract in the amount of approximately $17,700 relating to the 1998 Mercedes Benz E Class E320 Sedan currently used by Gerald Croteau, Jr., and promptly thereafter the Company shall transfer to Mr. Croteau title to that automobile for a purchase price of $33,975 (the trade-in value of the car).


                (c) Promptly following the closing, the Company shall pay to Gerald Croteau, in cash, deferred compensation currently owed to him in the amount of $71,067, less the purchase price of the automobile being purchased by him pursuant to paragraph (b) above. Appropriate withholding and social security taxes shall be deducted from the cash amount payable to Mr. Croteau. Mr. Croteau acknowledges that, upon payment of the amount provided for in this section, the Company will have fully discharged its obligation to Mr. Croteu for all compensation and expense reimbursements accrued prior to the date of this agreement.

         7. Survival of Representations and Warranties; Indemnification.


            7.1 Survival. All representations, warranties and agreements by the Company and the Stockholders shall survive the closing under this agreement notwithstanding any investigation at any time by or on behalf of W3TCO or Youthstream, and shall not be considered waived (unless waived in writing) by W3TCO's or Youthstream's consummation of the transactions contemplated by this agreement with knowledge of any breach or misrepresentation by the Company or the Stockholders. All representations, warranties and agreements by W3TCO and Youthstream shall survive the closing under this agreement notwithstanding any investigation at any time by or on behalf of the Company or the Stockholders, and shall not be considered waived (unless waived in writing) by the Company's or the Stockholders' consummation of the transactions contemplated by this agreement with knowledge of any breach or misrepresentation by W3TCO or Youthstream.

            7.2 Indemnification.

                (a) Subject to the provisions of section 7.3, the Stockholders shall indemnify and hold harmless the Surviving Corporation and Youthstream against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether incurred in connection with any matter involving a third party or between the parties to this agreement) the Surviving Corporation or Youthstream may suffer, sustain or become subject to as a result of any breach of any representation, warranty, covenant or other agreement of the Company or the Stockholders contained in this agreement, or any misrepresentation by the Company or the Stockholders, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation.

                (b) Youthstream shall indemnify and hold harmless the Stockholders against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether incurred in connection with any matter involving a third party or between the parties to this agreement) the Stockholders may suffer, sustain or become subject to as a result of any breach of any representation, warranty, covenant or other agreement of W3TCO or Youthstream contained in this agreement, or any misrepresentation by W3TCO or Youthstream, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation.

            7.3 Limitations of Liability. Notwithstanding anything to the contrary in this agreement:

                (a) no party shall be liable for misrepresentation or breach of warranty except to the extent that notice of a claim is asserted in writing and delivered by October 31, 2001, except that there shall be no time limitation with respect to notices of claims under sections 3.2, 3.4(b) and the first sentence of section 3.9;

                (b) except with respect to the representations and warranties of the Stockholders contained in sections 3.2, 3.4(b) and the first sentence of section 3.9, the only recourse of Youthstream and the Surviving Corporation for indemnification for misrepresentation or breach of warranty under this agreement shall be to the shares of Youthstream common stock and cash held by the Escrow Agent (or any successor escrow agent) pursuant to the Escrow Agreement; and

                (c) with respect to the representations and warranties of the Stockholders contained in sections 3.2, 3.4(b) and the first sentence of section 3.9, each of the Stockholders shall be liable solely for his or her proportionate share (based on the percentages shown on schedule 2.1) of any amount for which Youthstream is entitled to be indemnified under section 7.2(a) as a result of misrepresentation or breach of warranty under those sections, but the indemnification obligations of the Stockholders shall not be limited to the shares of Youthstream common stock and cash held by the Escrow Agent (or any successor escrow agent) pursuant to the Escrow Agreement.

            7.4 Defense of Claims. If any third-party claim is made against any party that, if sustained, would give rise to a liability of the other party, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in defending or compromising the claim.

         8. Miscellaneous.

            8.1 Finders. The parties represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it, except for Broadview, who was engaged by the Company. The Stockholders represent and warrant to Youthstream that the aggregate amount of fees and expenses payable to Broadview upon consummation of the transactions contemplated by this agreement is $600,000.

            8.2 Entire Agreement. This agreement contains a complete statement of all of the terms of the arrangements among the parties, supersedes any previous agreements and understandings among the parties (including, but not limited to, the letter of intent dated May 16, 2000), and cannot be changed or terminated orally.

            8.3 Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely in New York, except that the provisions relating to the merger of W3TCO into the Company shall be governed by Delaware law and Massachusetts law to the extent appropriate.

            8.4 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

            8.5 Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, one day after being sent by recognized overnight courier or four days after being mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may specify by notice given to the other pursuant to this provision):

                (a) If to the Company or the Stockholders, addressed to any or all of them:


                              c/o W3T.com, Inc.
                              274 Great Road
                              Acton, Massachusetts 01720

                              with a copy to:

                              James Westra, Esq.
                              Hutchins, Wheeler & Dittmar,
                              A Professional Corporation
                              101 Federal Street
                              Boston, MA 02110

               (b) If to W3TCO or Youthstream, addressed to either or both of them at:


                              Youthstream Media Networks, Inc.
                              529 Fifth Avenue
                              New York, New York 10017
                              Attention: Bruce L. Resnik, Executive Vice
                              President
                              and Chief Financial Officer


                              with a copy to:
                              Bertram A. Abrams, Esq.
                              Proskauer Rose LLP
                              1585 Broadway
                              New York, New York  10036

         8.6 Waiver. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving the provision.

         8.7 Separability. If any provision of this agreement is invalid or unenforceable, the balance of this agreement shall remain in effect unless such invalidity or unenforceability shall materially impair the purpose or objectives of this agreement.

         8.8 Assignment. No party may assign any of its or his rights or delegate any of its or his duties under this agreement without the consent of the other parties.

         8.9 Publicity. No party shall issue any press release or other public statement regarding the transactions contemplated by this agreement without the consent of Youthstream and the Company, except that Youthstream may make such public disclosures as it may determine necessary to fulfill its legal obligations.

         8.10 Definitions. As used in this agreement, (a) the term "affiliate" means any person or entity directly or indirectly controlled by, controlling, or under common control with, any other person or entity, and (b) the term "subsidiary" of a person means any corporation or other legal entity of which that person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests that are ordinarily and generally, in the absence of contingencies and understandings, entitled to vote for the election of the board of directors or other governing body of such entity.

         8.11 No Third Party Beneficiaries. This agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this agreement.


                  [End of Text; Signature Pages to Follow]

W3T.COM, INC.



By: /s/ GERALD CROTEAU
----------------------------------
Name:  Gerald Croteau
Title:  President



/s/ GERALD CROTEAU
----------------------------------
Gerald Croteau, individually



/s/ EUGENE BELLOTTI
----------------------------------
Eugene Bellotti, individually



/s/ DONALD DION
----------------------------------
Donald Dion, individually



/s/ RICHARD KING
----------------------------------
Richard King, individually



/s/ JAMES WESTRA
----------------------------------
James Westra, individually



/s/ MARK FUSCO
----------------------------------
Mark Fusco, individually



/s/ SUZANNE W. BOOKSTEIN
----------------------------------
Suzanne W. Bookstein, individually



/s/ JOHN GENEST
----------------------------------
John Genest, individually

W3T ACQUISITION, INC.





By: /s/ BRUCE RESNIK
-----------------------------------------------------------
Name: Bruce Resnik
Title: Executive Vice President and Treasurer





YOUTHSTREAM MEDIA NETWORKS, INC.





By: /s/ BRUCE RESNIK
-----------------------------------------------------------
Name: Bruce Resnik
Title: Executive Vice President and Chief Financial Officer